                                                             EXHIBIT NO. 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-3 (Nos. 333-03575, 33-42965, 33-46500, 33-49590, 33-43756 and 33-64642), and any
existing amendments thereto, and Form S-8 (Nos. 33-14714, 33-32447, 33-35862, 33-40282 and 33-41294) of ENSCO International Incorporated of our report dated January 28, 1997 appearing on page 22 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP
------------------------
Price Waterhouse LLP

Dallas, Texas
February 17, 1997